AMENDMENT TO CUSTODIAN AGREEMENT THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of April2_7, 2023 between MUTUAL OF AMERICA INVESTMENT CORPORATION, a management investment company organized under the laws of the State of Maryland and registered with the Commission under the Investment Company Act of 1940 (“the 1940 Act”), on behalf of itself and each fund set forth in Appendix A to the Agreement (defined below) (each, a “Fund”) and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or the “Custodian”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement (defined below). WHEREAS, the Corporation and BBH&Co. entered into a Custodian Agreement dated as of September 6, 2018, as amended from time to time (the “Agreement”); and WHEREAS, in accordance with Section 12.2 the Corporation and BBH&Co. desire to amend the Agreement as set forth herein. NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Fund and BBH&Co. hereby agree as follows: 1. The Agreement is amended by deleting the existing Appendix A to the Agreement and replacing it with the updated Appendix A attached hereto. 2. Section 15.1 (Term Notice and Effect) of the Agreement is hereby amended and restated as follows: “This Agreement shall be effective for an initial term from September 14, 2018 until and through March 31, 2023 and shall automatically renew for an additional term until and through September 30, 2024 (“Second Term”). Thereafter, the Fund shall have the option to continue on written notice to Custodian the Agreement for two (2) separate additional one (1) year periods with a final termination date September 30, 2026, unless the term is extended further by agreement of both parties or terminated earlier as set forth herein (each a “Subsequent Term”). During the Second Term, the Fund may terminate this Agreement without penalty at any time on nine (9) months’ written notice to the Custodian and following the Second Term of the Agreement or any Subsequent Term, either party may terminate this Agreement without penalty on nine (9) months’ written notice to the non-terminating party. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 30 days, in which case termination shall be effective upon written receipt of notice by the non-terminating party, or (b) immediately upon written notice to the other party in the event that the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. Notwithstanding the foregoing, the Fund may terminate this Agreement upon thirty (30) days written notice to Custodian upon the Custodian or an affiliate becoming the subject of any criminal, administrative or regulatory proceeding or investigation that the Fund reasonably but in its sole discretion believes may have a material adverse effect on Custodian’s ability to provide some or all of the services under this Agreement to the Fund.” 3. Section 14 of the Agreement shall be amended and restated as follows: “The Fund agrees to pay the Custodian a fee based on such fee schedule as may from time to time be agreed to in writing by the Fund and the Custodian (the “Fee Schedule”). The parties acknowledge and agree that the Fee Schedule, while signed separately, is part of the Agreement and that, consistent with this Amendment, the Fee Schedule shall be subject to the same, coinciding initial term, Second Term and Subsequent Term. In addition to such fees set forth on the Fee Schedule, the Custodian agrees to bill the Fund separately for any reasonable out-of - pocket expenses incurred by the Custodian in performing its obligations hereunder, including the reasonable fees and expenses of all Sub-custodians and other amounts paid by the Custodian to a third party for account or benefit of the Fund, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.” 4. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or pdf file of the Amendment shall be acceptable evidence of the existence of the Amendment. 5. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 6. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement [signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. MUTUAL OF AMERICA INVESTMENT CORPORATION By: Name: Title: Hugh Bolton Managing Director By: Name: Title: [Appendix A Follows]

APPENDIX A TO CUSTODIAN AGREEMENT LIST OF FUNDS Updated as of Apri27, 2023 Mutual of America Equity Index Fund Mutual of America All America Fund Mutual of America Smal) Cap Value Fund Mutual of America Small Cap Growth Fund Mutual of America Small Cap Equity Index Fund Mutual of America Mid Cap Value Fund Mutual of America Mid-Cap Equity Index Fund Mutual of America Composite Fund Mutual of America International Fund Mutual of America Money Market Fund Mutual of America Mid-Tenn Bond Fund Mutual of America Bond Fund Mutual of America Catholic Values Index Fund Mutual of America Conservative Allocation Fund Mutual of America Moderate Allocation Fund Mutual of America Aggressive Allocation Fund Mutual of America Retirement Income Fund Mutual of America 2015 Retirement Fund Mutual of America 2020 Retirement Fund Mutual of America 2025 Retirement Fund Mutual of America 2030 Retirement Fund Mutual of America 2035 Retirement Fund Mutual of America 2040 Retirement Fund Mutual of America 2045 Retirement Fund Mutual of America 2050 Retirement Fund Mutual of America 2055 Retirement Fund Mutual of America 2060 Retirement Fund Mutual of America 2065 Retirement Fund